ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                    OF
                   GALTECH SEMICONDUCTOR MATERIALS CORPORATION

     WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Galtech Semiconductor Materials Corporation.

          FIRST: The name of the corporation is GALTECH SEMICONDUCTOR MATERIALS CORPORATION.

          SECOND: The duration of the corporation is perpetual.

          THIRD: The following amendments to the Articles of Incorporation were approved by the shareholders:

          Article XI of the Articles of Incorporation is hereby amended in its entirety to read as follows:


                                 ARTICLE XI

                               REVERSE STOCK SPLIT

        All Thirty-One Million Six Hundred Forty-Two Thousand Three Hundred Sixty (31,642,360) outstanding shares of stock by the corporation are hereby split in a twenty-to-one reverse split (20-1). Any fractions of a share created by said reverse split shall be made a whole share.

          FOURTH: The amendments set forth in Article Third above were adopted the by the Board of Directors on the 13th day of February, 1995.

          FIFTH: More than 51% of the outstanding shares entitled to vote on the reverse stock split voted in favor of said split at the Shareholders meeting on February 8, 1995.

          DATED this 21st day of February, 1995.


                                          /s/ Russell Chapman, President

                                          /s/ Paul C. Riggs, Secretary

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STATE OF ARIZONA    )
                    ) ss.
COUNTY OF MARICOPA )

    I THE UNDERSIGNED, a Notary Public, hereby certify that on the 21st day of February, 1995, personally appeared before me Russell Chapman and Paul C. Riggs, who being by me first duly sworn severally declared that they are the persons who signed the foregoing Articles of Amendment as corporate officers of Galtech Semiconductor Materials Corporation, and that the statements contained therein are true.

                          DATED this 21st day of February, 1995.

                                          /s/Lois Wells
                                          Notary Public
My Commission Expires:
5/27/96